UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 4/17/2018

Internet Science Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55897	81-2775456
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

275 Madison Ave, 6th Floor

New York, New York 10016

212-880-3750

(Registrant’s telephone number, including area code)

Luxury Trine Digital Media Group Inc.
2 Greenwich Office Park, Suite 300

Greenwich, CT 06831

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 — MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01     Changes in Registrant’s Certifying Accountant.

Effective as of April 14, 2018, the Company terminated the services of its then independent registered public accounting firm, Salberg & Company P.A. (“Salberg”) with the approval of its board of directors.

Salberg’s reports on the financial statements of the Company for the fiscal year ended December 31, 2016 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal year ended December 31, 2016 and through the date hereof, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Salberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to Salberg’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such period. Furthermore, no reportable events occurred within the period covered by Salberg’s reports on the Company’s financial statements, or subsequently up to the date of Salberg’s dismissal. As used herein, the term “reportable event” means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Item 304 of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Salberg with a copy of the above disclosures prior to the filing of its Form 8-K/A. The Company has requested that Salberg furnish the Company with a letter addressed to the SEC stating whether Salberg agrees with the above statements as required by SEC rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Internet Science Inc.

By	/s/ Lynda Chervil
Name:	Lynda Chervil
Title:	Chief Executive Office

Date: January 11, 2019